================================================================================





                                 EXHIBIT 99.1

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                           SOUTHWEST WATER COMPANY,

                       OPT ACQUISITION SUBSIDIARY, INC.

                        OPERATIONS TECHNOLOGIES, INC.,

                   OPERATIONS TECHNOLOGIES SHAREHOLDER TRUST

                                      and

                               ROBERT W. MONETTE

                          Dated as of August 31, 2001






================================================================================

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
1.   DEFINITIONS.....................................................................   1

2.   MERGER..........................................................................  10
     2.1  Merger.....................................................................  10
     2.2  Execution of Merger........................................................  10
     2.3  Effect of Merger...........................................................  11
     2.4  Payment of Merger Consideration and Issuance of Monette Shares.............  11
     2.5  Surrender of Certificates..................................................  12
     2.6  Time and Place of Closing..................................................  12
     2.7  Deliveries at the Closing..................................................  13
     2.8  Allocation of Merger Consideration.........................................  13
     2.9  Minimum Net Working Capital Adjustment.....................................  13

3.   REPRESENTATIONS AND WARRANTIES OF MONETTE AND THE SHAREHOLDER TRUST.............  14
     3.1  Organization and Good Standing.............................................  15
     3.2  Authority; No Conflict.....................................................  15
     3.3  Capitalization.............................................................  16
     3.4  Investment Intent..........................................................  17
     3.5  Financial Statements.......................................................  17
     3.6  Books and Records..........................................................  18
     3.7  Title to Properties; Encumbrances..........................................  18
     3.8  Condition and Sufficiency of Assets........................................  19
     3.9  Accounts Receivable........................................................  19
     3.10  No Undisclosed Liabilities; No Indebtedness...............................  19
     3.11  Taxes.....................................................................  19
     3.12  No Material Adverse Change................................................  20
     3.13  Employee Benefits.........................................................  20
     3.14  Compliance with Legal Requirements; Governmental Authorizations...........  24
     3.15  Legal Proceedings; Orders.................................................  25
     3.16  Absence of Certain Changes and Events.....................................  25
     3.17  Contracts; No Defaults....................................................  27
     3.18  Insurance.................................................................  29
     3.19  Environmental Matters.....................................................  29
     3.20  Employees.................................................................  30
     3.21  Labor Relations; Compliance...............................................  31
     3.22  Intellectual Property.....................................................  31
     3.23  Certain Payments..........................................................  33
     3.24  Disclosure................................................................  33
     3.25  Relationships with Related Persons........................................  33
     3.26  Brokers or Finders........................................................  33
     3.27  Charter Provisions, Etc...................................................  33

4.    REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER.................  34
      4.1   Organization and Good Standing...........................................  34
      4.2   Authority; No Conflict...................................................  34
      4.3   Certain Proceedings......................................................  34
      4.4   Brokers or Finders.......................................................  35
      4.5   Capitalization of Purchaser..............................................  35
      4.6   Parent Shares............................................................  35
      4.7   Public Information.......................................................  35

5.    COVENANTS......................................................................  35
      5.1  Access and Investigation..................................................  35
      5.2  Operation of the Business of the Company..................................  36
      5.3  Negative Covenant.........................................................  36
      5.4  Required Approvals........................................................  36
      5.5  No Negotiation............................................................  36
      5.6  Best Efforts..............................................................  37
      5.7  Transition................................................................  37
      5.8  Confidentiality...........................................................  37
      5.9  Federal Small Business Contracts, and Related Assets......................  38
      5.10 Employee Shareholder Indebtedness to Company..............................  39
      5.11 Tax Matters...............................................................  39
      5.12 Registration of Parent Shares.............................................  41
      5.13 Termination of Plans......................................................  41
      5.14 Post-Closing New Business Contracts.......................................  41

6.    CONDITIONS PRECEDENT TO PARENT'S AND PURCHASER'S OBLIGATION TO CLOSE...........  42
      6.1  Accuracy of Representations...............................................  42
      6.2  Performance of Company, Monette, and the Shareholder Trust................  42
      6.3  Consents..................................................................  43
      6.4  Additional Documents......................................................  43
      6.5  No Proceedings............................................................  44
      6.6  No Claim Regarding Ownership or Sale Proceeds.............................  44
      6.7  Termination of Plans......................................................  44
      6.8  Approval of Contemplated Transactions.....................................  44
      6.9  No Prohibition............................................................  45
      6.10 Articles of Merger........................................................  45

7.    CONDITIONS PRECEDENT TO THE COMPANY'S AND MONETTE's OBLIGATION TO CLOSE........  45
      7.1   Accuracy of Representations..............................................  45
      7.2   Parent's and Purchaser's Performance.....................................  45
      7.3   Additional Documents.....................................................  46
      7.4   No Injunction............................................................  46


8.    TERMINATION....................................................................  46

     8.1  Termination Events..........................................................................  46
     8.2  Effect of Termination.......................................................................  47


9.   INDEMNIFICATION; REMEDIES........................................................................  47
     9.1  Survival....................................................................................  47
     9.2  Indemnification and Payment of Damages by the Company, the Shareholder Trust, and Monette...  48
     9.3  Indemnification and Payment of Damages by Parent and Surviving Corporation..................  49
     9.4  Time Limitations............................................................................  49
     9.5  Limitations on Amount - Monette and Shareholder Trust.......................................  49
     9.6  Limitations on Amount - Parent, Purchaser, and Surviving Corporation........................  50
     9.7  Procedure for Indemnification -- Third Party Claims.........................................  51
     9.8  Procedure for Indemnification -- Other Claims...............................................  52

10. GENERAL PROVISIONS................................................................................  53
    10.1  Expenses....................................................................................  53
    10.2  Public Announcements........................................................................  53
    10.3  Notices.....................................................................................  53
    10.4  Specific Performance........................................................................  54
    10.5  Jurisdiction; Service of Process............................................................  55
    10.6  Further Assurances..........................................................................  55
    10.7  Waiver......................................................................................  55
    10.8  Entire Agreement and Modification...........................................................  55
    10.9  Disclosure Schedule.........................................................................  56
    10.10  Assignments, Successors, and No Third-Party Rights.........................................  56
    10.11  Severability...............................................................................  56
    10.12  Section Headings; Construction.............................................................  56
    10.13  Time of Essence............................................................................  56
    10.14  Governing Law..............................................................................  57
    10.15  Counterparts...............................................................................  57
    10.16  Arbitration................................................................................  57

                                   EXHIBITS

Exhibit A      Form of Employment Agreement
---------
Exhibit B      Form of Noncompetition and Assignment and Inventions Agreement
---------
Exhibit C-1    Form of Monette Redeemable Promissory Note
-----------
Exhibit C-2    Form of Shareholder Promissory Note
-----------
Exhibit D      Form of Shareholders Agreement
---------
Exhibit E      Form of Release Agreement
---------
Exhibit F      Required Consents
---------
Exhibit G      Form of Opinion of G. William Thackston, Jr., P.C.
---------
Exhibit H      Form of Opinion of Powell, Goldstein, Frazer & Murphy LLP
---------
Exhibit I      Post-Closing New Business Contracts
---------

                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made as of August 31, 2001, by and among SOUTHWEST WATER COMPANY, a Delaware corporation (the "Parent"), OPT ACQUISITION SUBSIDIARY, INC., a Georgia corporation (the "Purchaser") OPERATIONS TECHNOLOGIES, INC., a Georgia corporation (the "Company"), OPERATIONS TECHNOLOGIES SHAREHOLDER TRUST, a trust organized under the laws of Georgia (the "Shareholder Trust"), and ROBERT W. MONETTE, an individual resident of the State of Georgia ("Monette"). The Parent, the Purchaser, the Company, the Shareholder Trust, and Monette are collectively referred to herein as the "Parties".

                                   RECITALS

     The Company is in the business of contract operations of water and wastewater treatment facilities owned by governmental and private entities serving residential, commercial, and industrial customers.

     This Agreement contemplates a transaction in which the Purchaser shall merge with and into the Company, with the Company being the surviving corporation, and in connection therewith, the Shareholders will receive the consideration set forth in this Agreement.

                                   AGREEMENT

     In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Accounts Receivable" - as defined in Section 3.9.
      -------------------

     "Accredited Investor" - has the meaning set forth in Regulation D
      -------------------
promulgated under the Securities Act.

     "Agreed Value" - means that price per share of Parent Shares which is the
      ------------
average of the closing sales price of the common stock of the Parent for the period which commences on June 15, 2001, and ends on the second day immediately prior to, but not including, the Closing Date, as reported by the NASDAQ stock exchange.

     "Applicable Contract" -- any Contract (a) under which the Company has or
      -------------------
may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the Assets owned or used by the Company is or may become bound.

     "Arbitrator" - as defined in Section 2.9(c).
      ----------

     "Assets" shall mean all of the assets, properties and rights of the Company
      ------
used directly or indirectly in the conduct of, or generated by or constituting, the Business of the Company.

     "Best Efforts" -- the efforts that a prudent Person desirous of achieving a
      ------------
result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "Business" shall mean the business of the Company, which is the business of
      --------
contract operations of water and wastewater treatment facilities owned by governmental and private entities serving residential, commercial, and industrial customers.

     "Certificates" - as defined in Section 2.5.
      ------------

     "Closing" -- as defined in Section 2.6.
      -------

     "Closing Date" -- as defined in Section 2.6.
      ------------

     "Closing Date Balance Sheet" - as defined in Section 2.9(b).
      --------------------------

     "Commission" - as defined in Section 4.7.
      ----------

     "Company" - as defined in the first paragraph of this Agreement.
      -------

     "Company Group" as defined in Section 3.13(a).
      -------------

     "Company Plan" -- as defined in Section 3.13(b).
      ------------

     "Company Qualified Plans" - as defined in Section 3.13(c).
      -----------------------

     "Company Shares" -- shall mean the shares of common stock of the Company,
      --------------
no par value.

     "Confidential Information" -- (a) confidential data and confidential
      ------------------------
information relating to the business of any Party (the "Protected Party") which
                                                        ---------------
is or has been disclosed to another Party (the "Recipient") or of which the
                                                ---------
Recipient became aware as a consequence of or through its relationship with the Protected Party and which has value to the Protected Party and is not generally known to its competitors and which is designated by the Protected Party as confidential or otherwise restricted; and (b) information of the Protected Party, without regard to form, including, but not limited to, Intellectual Property Assets, technical or nontechnical data, algorithms, formulas, patents, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of customers or suppliers which is not commonly known or available to the public and which information (i) derives economic value from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Notwithstanding anything to the contrary contained herein, Confidential Information shall not include any data or information that (v) has been voluntarily disclosed to the public by the Protected Party, (w) has been independently developed and disclosed to the public by others, (x) otherwise enters the public domain through lawful means,
(y) was already known by Recipient prior to such disclosure (as evidenced by written documentation) or was lawfully and rightfully disclosed to Recipient by another Person, or (z) that is required to be disclosed by law or order without the availability of applicable protective orders or treatment.

     "Consent" -- any approval, consent, ratification, waiver, or other
      -------
authorization (including any Governmental Authorization).

     "Contemplated Transactions" -- all of the transactions contemplated by this
      -------------------------
Agreement, including but not limited to (a) the Merger; (b) the execution, delivery, and performance of the Employment Agreement, each Noncompetition Agreement, each Release Agreement, the Promissory Notes, and the Shareholders Agreement; (c) the performance by the Parent, the Purchaser, the Company, the Shareholder Trust, and Monette of their respective covenants and obligations under this Agreement; and (d) Purchaser's ownership of the Assets, and exercise of control over the Business, of the Company.

     "Contract" -- any agreement, contract, obligation, promise, or undertaking
      --------
(whether written or oral and whether express or implied) that is legally binding.

     "Copyrights" - as defined in Section 3.22(a).
      ----------

     "Damages" -- as defined in Section 9.2.
      -------

     "Disclosure Schedule" - as defined in Section 3.
      -------------------

     "Employees" - as defined in Section 3.13(b).
      ---------

     "Employment Agreement" -- as defined in Section 6.2(b)(i).
      --------------------

     "Encumbrance" -- any charge, claim, community property interest, condition,
      -----------
equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" -- soil, land surface or subsurface strata, surface waters
      -----------
(including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities" -- any cost, damages,
      ---------------------------------------------
expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including fines, penalties, financial responsibility for cleanup costs, corrective action, removal, remedial actions and response actions, and any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive

Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA").

     "Environmental Law" -- any Legal Requirement that requires or relates to
      -----------------
releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions that could have significant impact on the Environment; preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "Equity Rights" - as defined in Section 5.13.
      -------------

     "ERISA" - as defined in Section 3.13(b)(i).
      -----

     "Facilities" -- any real property, leaseholds, or other interests currently
      ----------
or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles and trucks) currently or formerly owned or operated by the Company.

     "Federal Small Business Set Aside Program Agreement" - as defined in
      --------------------------------------------------
Section 5.9(a).

     "Final Adjustment Schedule" - as defined in Section 2.9(b).
      -------------------------

     "GAAP" - United States generally accepted accounting principles,
      ----
consistently applied.

     "Georgia Act" - the Georgia Business Corporation Code, as amended.
      -----------

     "Governmental Authorization" -- any approval, consent, license, permit,
      --------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any federal, state, local, municipal, foreign, or
      -----------------
other government; or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal).

     "Hazardous Materials" -- any waste or other substance that is listed,
      -------------------
defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Holding Entity" - as defined in Section 5.9(a).
      --------------

     "Indebtedness" -- (i) all indebtedness for borrowed money or for the
      ------------
deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), including the current portion of such indebtedness, and (ii) all obligations evidenced by notes, bonds, debentures or similar instruments.

     "Indemnified Party" - as defined in Section 9.8.
      -----------------

     "Indemnifying Party" - as defined in Section 9.8.
      ------------------

     "Intellectual Property Assets" -- as defined in Section 3.22.
      ----------------------------

     "Interim Balance Sheet" -- as defined in Section 3.5.
      ---------------------

     "IRC" -- the Internal Revenue Code of 1986 or any successor law, and
      ---
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -- the United States Internal Revenue Service and, to the extent
      ---
relevant, the United States Department of the Treasury.

     "Knowledge" -- an individual will be deemed to have "Knowledge" of a
      ---------
particular fact or other matter if:

          (a)  such individual is actually aware of such fact or other matter;
     or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

     "Knowledge" with respect to the Company shall mean the Knowledge of the each of Robert W. Monette, President, Barry Walker, Vice President of Operations, Robert Monette, Jr., Vice President of Administration, Greg Bishop, Marketing Director, and Ryan Monette, Corporate Safety and Quality Compliance Director, and each member of the Board of Directors of the Company.

     "Leased Real Property" - all real property leased to the Company.
      --------------------

     "Legal Requirement" -- any federal, state, local, municipal, foreign,
      -----------------
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Marks" - as defined in Section 3.22(a).
      -----

     "Material Contract" - as defined in Section 3.17(a)(xx).
      -----------------

     "Merger" - as defined in Section 2.1.
      ------

     "Merger Consideration" - as defined in Section 2.3(b).
      --------------------

     "Monette" - as defined in the first paragraph of this Agreement.
      -------

     "Monette Redeemable Promissory Note" - as defined in Section 2.4(a)(ii).
      ----------------------------------

     "NASD" - the National Association of Securities Dealers, Inc., or any
      ----
successor corporation thereto.

     "Net Working Capital" - means the excess of total current assets, including
      -------------------
without limitation accounts and notes receivable (net of any required reserves), net inventories (calculated in a first-in, first-out basis), and prepaid expenses (but specifically excluding any assets to be transferred to the Holding Entity prior to the Closing pursuant to this Agreement), less total current liabilities, including without limitation accounts payable, provisions for insurance liabilities, customer advances, provisions for future losses, liabilities identified on Schedule 3.5(b), and other accrued current liabilities
                          ---------------
of the Company (but specifically excluding any fees and expenses incurred by the Company or Monette in connection with the preparation, execution, and delivery of this Agreement, and the Contemplated Transactions, or in connection with the preparation of the Closing Date Balance Sheet and the Adjustment Schedule, and specifically excluding any liabilities to be transferred to the Holding Entity prior to Closing pursuant to this Agreement), in each case determined in a manner consistent with the Company's reasonable accounting principles and practices consistently applied.

     "Net Working Capital Target" - as defined in Section 2.9(a).
      --------------------------

     "New Contract" - as defined in Section 5.14(a).
      ------------

     "New Contract Payment" - as defined in Section 5.14(a).
      --------------------

     "Noncompetition Agreements" -- as defined in Section 6.2(b)(ii).
      -------------------------

     "Occupational Safety and Health Law" -- any Legal Requirement designed to
      ----------------------------------
provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance Company), designed to provide safe and healthful working conditions.

     "Order" -- any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed
      ---------------------------
to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

     "Organizational Documents" -- (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any trust agreement adopted in connection with any trust; and (e) any amendment to any of the foregoing.

     "Parent" - as defined in the first paragraph of this Agreement.
      ------

     "Parent Shares" - means the shares of common stock, $0.01 par value, of the
      -------------
Parent, which shares shall be delivered as provided in Section 2.4(a)(i) below without registration under, and subject to the restrictions imposed by, the Securities Act.

     "Parties" - as defined in the first paragraph of this Agreement.
      -------

     "Patents" - as defined in Section 3.22(a).
      -------

     "Person" -- any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Proceeding" -- any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Promissory Notes" - mean, collectively, the Monette Redeemable Promissory
      ----------------
Note, and each of the Shareholder Promissory Notes.

     "Public Information" means all forms 10-K, 10-Q, 8-K, and proxy statements
      ------------------
of the Parent with respect to the December 31, 2000, fiscal year, and all subsequent periods.

     "Purchase Price Adjustment" - as defined in Section 2.9(a).
      -------------------------

     "Purchase Price Allocation" - as defined in Section 2.8.
      -------------------------

     "Purchaser" - as defined in the first paragraph of this Agreement.
      ---------

     "Purchaser Indemnified Person" - as defined in Section 9.2.
      ----------------------------

     "Purchaser Indemnifying Person" - as defined in Section 9.3.
      -----------------------------

     "Related Person" -- with respect to a particular individual:
      --------------

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b)  any Person that holds a Material Interest in such specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified Person holds a Material
     Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f)  any Related Person of any individual described in clause (b) or
     (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release" -- any spilling, leaking, emitting, discharging, depositing,
      -------
escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Release Agreement" - as defined in Section 6.2(b)(iv).
      -----------------

     "Representative" -- with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act" - the Securities Act of 1933, as amended, and the
      --------------
regulations and rules pursuant to the same.

     "Securities Exchange Act" - the Securities Exchange Act of 1934, as
      -----------------------
amended, and the regulations and rules pursuant to the same.

     "Security Interest" -- means any mortgage, pledge, lien, Encumbrance,
      -----------------
charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens incurred in the

Ordinary Course of Business not yet due and payable, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller Indemnified Person" - as defined in Section 9.3.
      -------------------------

     "Seller Indemnifying Person" - as defined in Section 9.2.
      --------------------------

     "Set-Aside EBITA" - means, with respect to the Federal Small Business Set
      ---------------
Aside Program Agreements and any similar agreements acquired by the Holding Entity following the Closing, the net income of the entity performing the obligations arising under the Federal Small Business Set Aside Program Agreements and any similar agreements acquired by the Holding Entity following the Closing attributable to such Federal Small Business Set Aside Program Agreements and any similar agreements acquired by the Holding Entity following the Closing, plus to the extent such charges are deducted in determining net income attributable to such Federal Small Business Set Aside Program Agreements and any similar agreements acquired by the Holding Entity following the Closing,
(i) any interest on Indebtedness, (ii) all income Taxes, and (iii) any amortization of goodwill and other intangibles, all as calculated and determined in accordance with reasonable Holding Entity accounting principles and practices, consistently applied.

     "Shareholder" or "Shareholders" - means all of the record and beneficial
      -----------      ------------
owners of the issued and outstanding capital stock of the Company, who are Robert W. Monette, Carl J. Pope, Walter Hinkle, Hancock Bank (as Custodian FBO Thereasa Shull), Jody Ann Hutzler, Hancock Bank (as Custodian FBO Carl Pope), Carl R. Padgett, Donald Simmons, Bailey Wilkins, B.J. Wilkins, W. W. Wilkins, Louise Shelton, Judy Hyde, Theresa Shull, Dean Hyde, Stan Beck, Barry Walker, Brady Curl, Randy Ekerberg, Ray Davis, George Crawford, James Walker, Ronnie Ganas, Steven Stalvey, Robert Monette, Jr., JoAndra Wallace, Brandon Walker, Mark Davis, Thomas Rice, James Johnson, John Reynolds, Greg Bishop, Pat McCord, Mark Myers, Ryan Monette, Doug White, Drew McDowell, Dave Baril, Sean Garrison, and Bobby Berry.

     "Shareholder Promissory Note" - as defined in Section 2.4(a)(iii).
      ---------------------------

     "Shareholder Trust" - as defined in the first paragraph of this Agreement.
      -----------------

     "Shareholder Trust Instrument" - as defined in Section 3.2(a).
      ----------------------------

     "Shareholders Agreement" - as defined in Section 6.2(b)(ii).
      ----------------------

     "Stub Period Tax Return" - as defined in Section 5.11(a).
      ----------------------

     "Subsidiary" - any corporation, limited partnership, limited liability
      ----------
company, or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock, units or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or general partners, as the case may be.

     "Surviving Corporation" - as defined in Section 2.1.
      ---------------------

     "Tax" -- shall mean all tax (including income tax, capital gains tax, value
      ---
added tax, sales tax, property tax, gift tax or estate tax), levy assessment, tariff, duty (including customs duty), deficiency or other fee and any related charge or amount (including fine, penalty and interest) imposed, assessed or collected by or under the authority of any Governmental Body.

     "Tax Return" -- any return (including any information return), report,
      ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threatened" -- a claim, Proceeding, dispute, action, or other matter will
      ----------
be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Trade Secrets" - as defined in Section 3.22(a).
      -------------

     "Year-End Balance Sheet" -- as defined in Section 3.5.
      ----------------------

2.   MERGER

     2.1  Merger.
          -------

     At the Closing and subject to the terms and conditions of this Agreement, Purchaser shall be merged with and into the Company (the "Merger"), in accordance with the relevant provisions of the Georgia Act, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effect set forth in the Georgia Act.

     2.2  Execution of Merger.
          --------------------

     At the Closing, the Parties shall cause the Merger to be consummated by delivering articles of merger to the Secretary of State of Georgia executed in accordance with relevant provisions of the Georgia Act for filing thereby. The Articles of Incorporation of the Purchaser shall be the Articles of Incorporation of the Surviving Corporation. The bylaws of the Purchaser as in effect immediately prior to the Closing Date, shall be the bylaws of the Surviving Corporation. The officers and directors of Purchaser immediately prior to the Closing Date shall be the officers and directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

     2.3  Effect of Merger.
          -----------------

     At the Closing, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) each issued and outstanding share of common stock of Purchaser shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation;

          (b) all of the Company Shares, which are held collectively by the Shareholders, shall be cancelled and, upon such cancellation, represent the right to receive certain consideration, as follows:

               (i) that number of Company Shares, representing ninety percent (90%) of the Company Shares, held collectively by each of the Shareholders, shall be cancelled and, upon such cancellation, represent the right to receive, in the manner provided in Section 2.4 below, a combination of cash, Parent Shares, and indebtedness of the Purchaser, in the aggregate amount of Seven Million Eight Hundred Thirty Thousand Dollars ($7,830,000.00), as adjusted pursuant to
          Section 2.9 below (the "Merger Consideration"); and

               (ii) that number of Company Shares, representing ten percent (10%) of the Company Shares, all of which are held by Monette, shall be cancelled and, upon such cancellation, represent the right to receive, one hundred (100) fully paid and non-assessable shares of the Surviving Corporation, representing, as of Closing, ten percent (10%) of the issued and outstanding capital stock of the Surviving Corporation (the "Monette Shares"); and

          (c) each share of capital stock of the Company that is held in the treasury of the Company, and each Equity Right of the Company, if any, shall be cancelled and retired and cease to exist and no consideration shall be issued in exchange therefor.

     2.4  Payment of Merger Consideration and Issuance of Monette Shares.
          ---------------------------------------------------------------

          (a) At Closing and upon the effectuation of the Merger, the Merger Consideration shall be paid as follows:

               (i) At Closing, the Purchaser shall cause the Parent to pay to those Shareholders set forth on and in accordance with Schedule
                                                                 --------
          2.4(a), that number of Parent Shares (rounded down to the next whole
          ------
          share) which results from dividing the Agreed Value into One Million Three Hundred Thousand Dollars ($1,300,000.00);

               (ii) At Closing, the Purchaser shall execute a redeemable promissory note, guaranteed by Parent, in favor of Monette, substantially in the form of Exhibit C-1 attached hereto (the "Monette
                                       -----------
          Redeemable Promissory Note"), in the principal amount of Three Hundred
          Eighty Five Thousand Dollars ($385,000.00). The holder of the Monette Redeemable Promissory Note shall have the option to cause the maker of the Monette Redeemable Promissory Note to pay to the holder up to One Hundred Eighty Thousand Dollars ($180,000.00) of the principal amount of such Monette Redeemable Promissory Note at any time following the thirtieth (30th) day following the Closing Date;

               (iii) At Closing, the Purchaser shall execute promissory notes, guaranteed by Parent, in favor of each of those Shareholders set forth on and in accordance with Schedule 2.4(a), substantially in the form
                                    ---------------
          of Exhibit C-2 attached hereto (each, a "Shareholder Promissory
             -----------
          Note"), the aggregate principal amount of all such Promissory Notes shall be Two Million Six Hundred Fifteen Thousand Dollars ($2,615,000.00); and

               (iv) At Closing, the balance of the Merger Consideration, Three Million Five Hundred Thirty Thousand Dollars ($3,530,000.00) shall be paid by the Purchaser by wire transfer or other immediately available funds to a bank or other account designated by Monette, which amount shall be paid to the Shareholder Trust for the benefit of the Shareholders in accordance with and as set forth on Schedule 2.4(a),
                                                              ---------------
          which bank or other account was designated by Monette in writing to the Purchaser at least two business days prior to the Closing Date.

          (b) At Closing, upon the effectuation of the Merger, and upon the execution and delivery of the Shareholders Agreement, the Surviving Corporation shall deliver to Monette a certificate or certificates representing the Monette Shares.

     2.5  Surrender of Certificates.
          --------------------------

     At the Closing, the Company and Monette shall cause each Shareholder (all of whom are listed on Schedule 3.3) to deliver an executed letter of transmittal
                      ------------
and waiver of right to dissent to the Merger and the Contemplated Transactions under the Georgia Act, in a form reasonably satisfactory to the Purchaser, together with those original certificates that immediately prior to the Closing Date represented the Company Shares held by the Shareholders, or a duly executed affidavit of lost certificate and indemnity for any certificate which has been lost, stolen, seized or destroyed (the "Certificates"), to the Purchaser. Upon the surrender of Certificates to the Purchaser, the Shareholders shall be entitled to receive in exchange therefor the Merger Consideration in accordance with the provisions of this Agreement.

     2.6  Time and Place of Closing.
          --------------------------

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, NE, 16th Floor, Atlanta, Georgia 30303, at 1:00 p.m. on August 31, 2001, or such other date and time, or in such other manner, as the Parties may agree (the "Closing Date"). Subject to the provisions of Section 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.7  Deliveries at the Closing.
          --------------------------

     At the Closing, the Company, the Shareholder Trust, and Monette will deliver to the Parent and the Purchaser the various certificates, instruments, and documents referred to in Section 6 below; the Parent and the Purchaser will deliver to the Company, the Shareholder Trust, and Monette the various certificates, instruments, and documents referred to in Section 7 below; the Company and Monette will execute, acknowledge (if appropriate), and deliver to the Parent and the Purchaser such documents as the Parent and the Purchaser and its counsel may reasonably request; the Parent and the Purchaser will execute, acknowledge (if appropriate), and deliver to the Company and Monette such documents as the Company, Monette, and their counsel reasonably may request; and the Parent and the Purchaser will deliver Merger Consideration in accordance with Section 2.4 above.

     2.8  Allocation of Merger Consideration.
          -----------------------------------

     The Parties agree to allocate the Merger Consideration for all purposes (including Tax and financial accounting purposes) after Closing (the "Purchase Price Allocation"). Each of the Parties hereto will not take a position on any Tax Return, before any Governmental Body charged with the collection of any Tax, or in any Proceeding, that is in any way inconsistent with the Purchase Price Allocation and will cooperate with each other in timely filing consistent with such allocation on applicable forms with the IRS.

     2.9  Minimum Net Working Capital Adjustment.
          ---------------------------------------

          (a) The Merger Consideration shall be (i) reduced on a dollar-for-dollar basis to the extent that the Net Working Capital of the Company as of the commencement of business on the Closing Date is less than $200,000.00, or (ii) increased on a dollar-for-dollar basis to the extent that the Net Working Capital of the Company as of the commencement of business on the Closing Date is greater than $200,000.00 (the "Net Working Capital Target"). Any decrease or increase in the Merger Consideration pursuant to this Section 2.9 shall be referred to as a "Purchase Price Adjustment". For the purposes of the calculation of any Purchase Price Adjustment, the Parties acknowledge and agree that the Net Working Capital Target has heretofore been adjusted, in a manner satisfactory to the Parties, in consideration of the payment of those expenses of the Company contemplated in Section 10.1 below, and that there shall be no further consideration in the calculation of Net Working Capital with respect to any fees and expenses incurred by the Company, the Shareholder Trust, or Monette in connection with the preparation, execution, and delivery of this Agreement, and the Contemplated Transactions.

          (b) No later than forty five (45) days after the Closing Date, Monette shall deliver to the Parent (i) a balance sheet and a statement of operations of the Company for the period ended as of the commencement of business on the Closing Date (the "Closing Date Balance Sheet"), and (ii) a separate statement calculating Net Working Capital of the Company as of the commencement of business on the Closing Date based on the Closing Date Balance Sheet, showing any calculations with respect to any necessary Purchase Price Adjustment (the "Final Adjustment Schedule"). The Parent shall have the right to examine and make copies of the work papers and such other documents that are generated or reviewed by Monette or his accountants in connection with the preparation of the Closing Date Balance Sheet and the Final Adjustment Schedule.

          (c) The Parent shall, within forty-five (45) days following its receipt of the Closing Date Balance Sheet and the Final Adjustment Schedule, accept or reject the Purchase Price Adjustment submitted by Monette. If the Parent disagrees with such calculation, it shall give written notice to Monette of such disagreement and any reason therefor within such forty-five (45) day period. Should the Parent fail to notify Monette of a disagreement within such forty-five (45) day period, the Parent shall be deemed to agree with Monette's calculation. Any disagreement with respect to the determination of any Purchase Price Adjustment shall be referred to the Atlanta, Georgia office of Ernst & Young LLP (the "Arbitrator"). The Arbitrator shall act as an arbitrator and shall issue its report as to the Net Working Capital as of the commencement of business on the Closing Date and the determination of the Purchase Price Adjustment reflected in the Final Adjustment Schedule within sixty (60) days after such dispute is referred to the Arbitrator. Monette and the Shareholder Trust, jointly and severally, on the one hand, and the Parent on the other hand, shall bear all costs and expenses incurred by it in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne by Monette, the Shareholder Trust, and the Parent in such proportion as the Arbitrator shall determine based on the relative merit of the position of the parties. This provision for arbitration shall be specifically enforceable by the Parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding with respect to the matters so arbitrated and there shall be no right of appeal therefrom.

          (d) If, based on the Final Adjustment Schedule as finally determined pursuant to this Section 2.9, (i) the Net Working Capital of the Company as of the commencement of business on the Closing Date is less than $200,000.00, Monette and the Shareholder Trust, jointly and severally, shall pay to the Parent an amount equal to such deficit, or (ii) the Net Working Capital of the Company as of the commencement of business on the Closing Date is greater than $200,000.00, the Parent shall pay to Monette and the Shareholder Trust an amount equal to such excess. Final amounts due hereunder shall be paid no later than five (5) business days following the Parent's agreement with Monette's calculation of the Purchase Price Adjustment, or in the event of a disagreement, following the resolution of such disagreement by written agreement of the Parent and Monette, or the determination of the Arbitrator pursuant to Section 2.9(c) above.

3.   REPRESENTATIONS AND WARRANTIES OF MONETTE AND THE SHAREHOLDER TRUST

     Monette and the Shareholder Trust, jointly and severally, represent and warrant to the Parent and the Purchaser that the statements contained in this
Section 3 are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date, except as specified to the contrary in the corresponding section of the disclosure schedule prepared by the Company, the Shareholder Trust, and Monette accompanying this Agreement and initialed by the Parent, the Purchaser, the Shareholder Trust, and Monette (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     3.1  Organization and Good Standing.
          -------------------------------

          (a)  Schedule 3.1 contains a complete and accurate list of the
               ------------
jurisdictions of incorporation of the Company and other jurisdictions in which the Company is authorized to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company does not have any Subsidiaries.

          (b) The Company has delivered to Purchaser true, correct, and complete copies of its Organizational Documents, minute books, stock records and related documents, as currently in effect.

     3.2  Authority; No Conflict.
          -----------------------

          (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, the Shareholder Trust, and Monette, enforceable against the Company, the Shareholder Trust, and Monette in accordance with its terms. Upon the execution and delivery by the Company, the Shareholder Trust, and Monette of the Noncompetition Agreement, the Release Agreement, the Employment Agreement and the Shareholders Agreement (collectively, the "Company Closing Documents"), the Company Closing Documents to which the Company, the Shareholder Trust, and Monette are a party will constitute the legal, valid, and binding obligations of the Company, the Shareholder Trust, and Monette, enforceable against the Company, the Shareholder Trust, and Monette in accordance with their respective terms. The board of directors of the Company and all of the Shareholders of the Company have, upon review of an executive summary of each of this Agreement, the Employment Agreement, each Noncompetition Agreement, each Release Agreement, the Promissory Notes, and the Shareholders Agreement, which executive summary was prepared in accordance with the Georgia Act and is true, correct, and complete in all material respects, and does not omit to state any material fact necessary to make the statements in such executive summary not misleading, approved and authorized this Agreement and the Contemplated Transactions in accordance with the Georgia Act, in each case without condition, limitation or restriction. No Shareholder has exercised any of his, her, or its right to dissent to the Merger or the other Contemplated Transactions under the Georgia Act. Operations Technologies Shareholder Trust is valid and existing under the laws of the State of Georgia, and the trustee of the Operations Technologies Shareholder Trust, Robert W. Monette, has the full power and authority, pursuant to the terms of the Operations Technologies Shareholder Trust Trust Agreement by and between Robert W. Monette and the Shareholders dated August 28, 2001 (the "Shareholder Trust Instrument") to enter into this Agreement on behalf of the beneficiaries of Operations Technologies Shareholder Trust and to otherwise perform its obligations under the Agreement. The Company, the Shareholder Trust, and Monette have the respective right, power, authority, and capacity to execute and deliver this Agreement and the Company Closing Documents to which it is a party and to perform each of their obligations under this Agreement and the Company Closing

Documents to which it is a party. In accordance with the terms of the Shareholder Trust Instrument, the Shareholders have duly appointed Monette as his, her, or its attorney-in-fact and agent in his, her, or its name, place and stead, as trustee of the Shareholder Trust, in connection with the transactions contemplated by this Agreement, including without limitation acting as transfer agent for the Company Shares, administering certain portions of the Merger Consideration, and making decisions with respect to indemnity claims and amendments to this Agreement, or any ancillary agreements.

          (b)  Except as set forth in Schedule 3.2(b), neither the execution and
                                      ---------------
delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the Shareholders of the Company, or (C) any provision of the Shareholder Trust Instrument;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body, any Shareholder, any employee of the Company, any former employee of the Company, or any other Person the right to challenge any of the Contemplated Transactions;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Company;

               (iv) cause the Company to become subject to, or to become liable for the payment of, any Tax;

               (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or

               (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

     3.3  Capitalization.
          ---------------

     The authorized equity securities of the Company consist of two million (2,000,000) shares of common stock, no par value, of which one million two hundred ninety one thousand three hundred fifty (1,291,350) shares are issued and outstanding and constitute the Company Shares, and are held by the Shareholders as set forth in Schedule 3.3. The Shareholders are and will be on
                             ------------
the Closing Date the record and beneficial owners and holders of the Company Shares, free and clear of all Encumbrances. No Person, except for the Shareholders, has any interest in any capital stock or other equity securities, of the Company. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Company

Shares. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     3.4  Investment Intent.
          ------------------

     Each of the Shareholders who are receiving Parent Shares or a Promissory
Note in accordance with Section 2.4 above is an Accredited Investor. Monette has received written assurance addressed to the Parent from each such Shareholder, copies of which have been delivered to the Parent and the Purchaser, that each such Shareholder understands that the Parent Shares and the Promissory Notes being acquired by such Shareholders have not been registered under the Securities Act or any state securities laws (except that such unregistered Parent Shares shall be registered for resale on Form S-3 in accordance with Section 5.12), and are being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering. Each such Shareholder has further acknowledged that he, she, or it is acquiring the Parent Shares and the Promissory Notes for investment purposes and not with a view to, or intention to effect, the distribution thereof in violation of the Securities Act or any applicable state securities laws, and that such Parent Shares or Promissory Notes may not be disposed of in contravention of the Securities Act or any applicable state securities laws. Each such Shareholder has represented that he is a sophisticated investor with knowledge and experience in business and financial matters, is able to evaluate the risks and benefits of the investment in the Parent Shares and the Promissory Notes, have received the Public Information concerning the Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in acquiring the Parent Shares and the Promissory Notes. Each such Shareholder has acknowledged and agreed that the Parent Shares and the Promissory Notes will bear appropriate legends with respect to transferability and registration requirements.

     3.5  Financial Statements.
          ---------------------

     Attached as Schedule 3.5(a) are (i) copies of the unaudited balance sheets
                 ---------------
of the Company as of December 31, 2000, and December 31, 1999, and the related unaudited statements of income for each of the fiscal years then ended (the "Year-End Balance Sheet"), and (ii) an unaudited balance sheet of the Company as at July 31, 2001 (the "Interim Balance Sheet") and the related unaudited statements of income and supplementary data for the seven months then ended. To the Knowledge of the Company, the Year-End Balance Sheet and the Interim Balance Sheet present the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with reasonable accounting practices and principles, applied consistently and in a manner that is acceptable to qualified professional third party reviewers, except for those reserves and accruals identified on Schedule 3.5(b). To the Knowledge of the Company, Schedule 3.5(b)
              ---------------
presents adequate reserves and accruals as of August 31, 2001, with respect to each and all of the liabilities and obligations of the Company (i) for incurred, but unreported, claims under the group health plan(s) maintained by the Company,
(ii) for bonuses and other
incentive compensation payable to employees of the Company with respect to the period prior to the Closing, and (iii) for vacation earned by the employees of the Company. Upon inquiry by the Company, the Company has not been advised by any attorney representing it that there are any "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board of March, 1975), which would be required to be disclosed or accrued in financial statements of the Company were such statements prepared as of the date hereof. No financial statements of any Person other than the Company are required to be included in the consolidated financial statements of the Company.

     3.6  Books and Records.
          ------------------

     The books of account, minute books, stock record books, and other records of the Company are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company are true and complete in all material respects and the Company has not taken any action that would have a material adverse effect on the Company that is not reflected in the minutes.

     3.7  Title to Properties; Encumbrances.
          ----------------------------------

     The Company does not own any real property.  Schedule 3.7 contains a list
                                                  ------------
of all Leased Real Property or other interests therein owned or leased by the Company. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that the Company purports to own or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Year-End Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Schedule 3.7 and personal property sold since the date of the Year-End
   ------------
Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business and consistent with past practice), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Year-End Balance Sheet (except for personal property acquired and sold since the date of the Year-End Balance Sheet in the Ordinary Course of Business and consistent with past practice). All properties and assets reflected in the Year-End Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of the Leased Real Property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or Security Interests shown on the Year-End Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or Security Interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and Security Interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current Taxes not yet due.

     3.8   Condition and Sufficiency of Assets.
           ------------------------------------

     The buildings, facilities, structures, and equipment of and used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, facilities, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, facilities, structures, and equipment of the Company are sufficient for the continued conduct of the Business of the Surviving Corporation after the Closing in substantially the same manner as conducted by the Company prior to the Closing.

     3.9   Accounts Receivable.
           --------------------

     All accounts receivable of the Company that are reflected on the Year-End Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Year-End Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable.

     3.10  No Undisclosed Liabilities; No Indebtedness.
           --------------------------------------------

     Except as set forth in Schedule 3.5(b) or Schedule 3.10, the Company does
                            ---------------    -------------
not have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Year-End Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. As of the Closing, no employee Shareholder owes any Indebtedness to the Company.

     3.11  Taxes.
           ------

           (a) The Company has made all withholdings of Taxes required to be made in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose.

           (b) The Company has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are listed in Schedule 3.11(b) and are being contested in
                                ----------------
good faith and as to which adequate reserves to satisfy any such Tax liability have been provided in the Year-End Balance Sheet and the Interim Balance Sheet.

           (c) The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1997. Schedule 3.11(c) contains a complete
                                         ----------------
and accurate list of all audits of all Tax Returns from December 31, 1996, through such period, including a description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.11(c), are being
                                               ----------------
contested in good faith by appropriate proceedings. Schedule 3.11(c) describes
                                                    ----------------
all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since 1996, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.11(c), the Company has not been given or been requested
             ----------------
to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

           (d) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate in all material respects to satisfy any such Tax liability. There exists no proposed tax assessment against the Company except as disclosed in the Year-End Balance Sheet or in Schedule 3.11(d). No
                                                        ----------------
consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company are or were required by Legal Requirements to withhold with respect to any third Person or collect from any third Person have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

           (e) All Tax Returns filed by the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

     3.12  No Material Adverse Change.
           ---------------------------

     Since the date of the Year-End Balance Sheet, there has not been any change in the business, operations, properties, prospects, assets, working capital or condition of the Company which would adversely affect, in a material way, the Business, and no event has occurred or circumstance exists that may result in such a material adverse change.

     3.13  Employee Benefits.
           ------------------

           (a)   Except as disclosed on Schedule 3.13(a), no other corporation,
                                        ----------------
trade, business, or other entity, other than the Company, would now or in the past constitute a single employer within the meaning of Section 414 of the IRC. The Company and any other entities which now or in the past constitute a single employer within the meaning of IRC Section 414 are hereinafter collectively referred to as the "Company Group."

           (b)   Schedule 3.13(b) contains a true and complete list of all the
                 ----------------
following agreements or plans which are presently in effect or which have previously been in effect and which cover employees of any member of the Company Group ("Employees"), and indicating, with respect to each, the plans for which the Company currently maintains or contributes to on behalf of each of their employees:

                 (i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any trust or other funding agency created thereunder, or under which any member of the Company Group, with respect to Employees, has any outstanding, present, or future obligation or liability, or under which any Employee or former Employee has any present or future right to benefits which are covered by ERISA; or

                 (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, split dollar or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Company Group maintains or to which any member of the Company Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

           The plans, programs, policies, or arrangements described in subparagraph (i) or (ii) above are hereinafter collectively referred to as the "Company Plans."

           (c)   Except as to those plans identified on Schedule 3.13(c) as
                                                        ----------------
tax-qualified Company Plans (the "Company Qualified Plans"), no member of the Company Group maintains or previously maintained a Company Plan which meets or was intended to meet the requirements of IRC Section 401(a). The Internal Revenue Service has issued favorable determination letters to the effect that the Company Qualified Plan qualifies under IRC Section 401(a) and that any related trust is exempt from taxation under IRC Section 501(a), and such determination letters remain in effect and have not been revoked. Except as disclosed on Schedule 3.13(c), no Company Qualified Plan has been amended since
             ----------------
the issuance of each respective determination letter. The Company Qualified Plans currently comply in form with the requirements under IRC Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. No issue concerning qualification of the Company Qualified Plans is pending before or is threatened by the Internal Revenue Service. The Company Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Company Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of IRC Section 401(a). No member of the Company Group or any fiduciary of any Company Qualified Plan has done anything that would adversely affect the qualified status of the Company Qualified Plans or the related trusts. Any Company Qualified Plan which is required to satisfy IRC Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, IRC Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the Closing Date.

          (d) Each member of the Company Group is in compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law.

          (e)   Except as expressly identified on Schedule 3.13(e), no
                                                  ----------------
termination or partial termination of any Company Qualified Plan has occurred nor has a notice of intent to terminate any Company Qualified Plan been issued by a member of the Company Group.

          (f) No member of the Company Group maintains or has maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2) that is or was subject to Title IV of ERISA.

          (g)   Except as listed in Schedule 3.13(g), any Company Plan can be
                                    ----------------
terminated on or prior to the Closing Date without liability to any member of the Company Group or Purchaser, including without limitation, any additional contributions, penalties, premiums, fees or any other charges as a result of the termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Year-End Balance Sheet. The Company has reserved on its Year-End Balance Sheet a liability in an amount equal to or greater than its liability for incurred, but unreported, claims under the group health plan(s) maintained by the Company.

          (h) Each member of the Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of the Company Plans and in accordance with applicable laws and contracts to be paid as a contribution to the Company Plan. The Year-End Balance Sheet and the Interim Balance Sheet accurately reflect all obligations for accrued benefits under any non-qualified deferred compensation or supplemental retirement plans.

          (i) No member of the Company Group has any past, present or future obligation or liability to contribute or has contributed to any multiemployer plan as defined in ERISA Section 3(37).

          (j) No member of the Company Group nor any other "disqualified person" or "party in interest" (as defined in IRC Section 4975 and ERISA Section 3(14), respectively) with respect to the Company Plans, has engaged in any "prohibited transaction" (as defined in IRC Section 4975 or ERISA Section 406). All members of the Company Group and all "fiduciaries" (as defined in ERISA
Section 3(21)) with respect to the Company Plans, including any members of the Company Group which are fiduciaries as to a Company Plan, have complied in all respects with the requirements of ERISA Section 404. No member of the Company Group and no party in interest or disqualified person with respect to the Company Plans has taken or omitted any action which could lead to the imposition of an excise tax under the IRC or a fine under ERISA.

          (k) Each member of the Company Group has complied with the continuation coverage requirements of Section 4980B of the IRC, Section K, Chapter 100 of the IRC and ERISA Sections 601 through 608 ("COBRA"), and with the portability, access and renewability provisions of ERISA Sections 701 through 712.

          (l)   Except as disclosed on Schedule 3.13(l), no member of the
                                       ----------------
Company Group has made or is obligated to make any nondeductible contributions to any Company Plan.

          (m) No member of the Company Group is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in IRC Section 280G(b) (determined without regard to IRC Section 280G(b)(2)(A)(ii)).

          (n) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Company Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Company Plan or against the assets of any Company Plan.

          (o) The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Company Plan because of an acceleration or increase of any of the rights or benefits to which Employees may be entitled thereunder.

          (p) Other than health continuation coverage required by COBRA, no member of the Company Group has any obligation to any retired or former employee or any current employee of the Company upon retirement or termination of employment under any Company Plan.

          (q) Since the date of the Year-End Balance Sheet, no member of the Company Group has (i) increased the rate of compensation payable or to become payable to any of the employees of the Company, other than in the normal course of business and consistent with past practice; (ii) has not made any commitment and has not incurred any liability to any labor union; (iii) has not paid or agreed to pay any bonuses or severance pay; (iv) has not increased any benefits or rights under any Company Plan; and (v) has not adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Company Plan.

          (r)   Except as disclosed on Schedule 3.14(a), no member of the
                                       ----------------
Company Group has made representations or warranties (whether written or oral, express or implied) contractually or otherwise to any client or customer of a member of the Company Group that Employees rendering services to such client or customer are not "leased employees" (within the meaning of Section 414(n) of the Code) or that such Employees would not be required to participate under any pension benefit plan (within the meaning of Section 3(2) of ERISA) (a "Pension Benefit Plan") of such client or customer relating either to (i) providing benefits to employees of the member of the Company Group under a Pension Benefit Plan or (ii) making contributions to or reimbursing such client or customer for any contributions made to a Pension Benefit Plan of such client or customer on behalf of Employees.

     3.14  Compliance with Legal Requirements; Governmental Authorizations.
           ----------------------------------------------------------------

           (a)   Except as set forth in Schedule 3.14(a):
                                        ----------------

                 (i) The Company is, and at all times since the date of the Year-End Balance Sheet, has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of the Business of the Company or the ownership or use of any of its Assets;

                 (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement; and

                 (iii) The Company has not received, at any time since the date of the Year-End Balance Sheet, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement.

           (b)   Schedule 3.14(b) contains a complete and accurate list of each
                 ----------------
Governmental Authorization that is held by the Company or that otherwise relates to the Business of, or to any of the Assets owned or used by, the Company or that is necessary for the conduct of the Business by the Company. Each Governmental Authorization listed or required to be listed in Schedule 3.14(b)
                                                              ---------------
is valid and in full force and effect.  Except as set forth in Schedule 3.14(b):
                                                               ----------------

                 (i) The Company is, and at all times since the date of the Year-End Balance Sheet, has been, in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.14(b);
                                        ----------------

                 (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14(b);
                                    ----------------

                 (iii) The Company has not received, at any time since the date of the Year-End Balance Sheet, any notice or other communication (whether oral or written) from any Governmental Body regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization; and

                 (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.14 have been duly filed on a timely basis with
                     -------------
           the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental

           Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     3.15  Legal Proceedings; Orders.
           --------------------------

           (a)   Except as set forth in Schedule 3.15, there is no pending
                                        -------------
           Proceeding:

                 (i) that has been commenced by or against the Company or that could impair the Company's use of any of its Assets; or

                 (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of the Company and Monette, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in Schedule 3.15 will not have a material adverse effect
                          -------------
on the operations, Assets, condition, or prospects of the Business of the Company.

           (b)   Except as set forth in Schedule 3.15 :
                                        -------------

                 (i) there is no Order to which the Company, or any of the Assets owned or used by the Company, is subject; and

                 (ii) to the Knowledge of Company and Monette, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business of the Company.

     3.16  Absence of Certain Changes and Events.
           --------------------------------------

     Except as set forth in Schedule 3.16, since the date of the Year-End
                            -------------
Balance Sheet, the Company has conducted its Business only in the Ordinary Course of Business and there has not been any:

           (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; imposition of any Encumbrance on any of the Company Shares; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

           (b)   amendment to the Organizational Documents of the Company;

           (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of

Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

           (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

           (e) any loan made to, or the entry into any other transaction with, any of the directors, officers, and employees of the Company;

           (f) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

           (g) entry into, termination of, or receipt of notice of termination of any Contract or other license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement;

           (h) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any Asset or property of the Company or mortgage, pledge, or imposition of any Encumbrance on any Asset or property of the Company;

           (i)   incurrence of any Indebtedness or capitalized lease obligation;

           (j) imposition of any Security Interest upon any of the Assets, tangible or intangible, of the Company;

           (k) making of any capital expenditure (or series of related capital expenditures) by the Company either involving more than Fifty Thousand
Dollars ($50,000.00) or outside the Ordinary Course of Business;

           (l) making of any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

           (m) delay or postponement of the payment of accounts payable and other liabilities of the Company;

           (n) cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) of the Company either involving more than Twenty Five Thousand Dollars ($25,000) or outside the Ordinary Course of Business;

           (o) grant of any license or sublicense of any rights of the Company under or with respect to any of its Intellectual Property Assets;

           (p) making or pledging to make any charitable or other capital contribution which individually or in the aggregate exceeds Five Thousand Dollars ($5,000);

          (q)  change in the accounting methods used by the Company;

          (r) occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; or

          (s) agreement, whether oral or written, by the Company to do any of the foregoing.

     3.17 Contracts; No Defaults.
          -----------------------

          (a)  Schedule 3.17(a) contains a complete and accurate list of:
               ----------------

               (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company;

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company;

               (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business;

               (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

               (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets but excluding standard nondisclosure agreements and licenses of commercially available software;

               (vi) each agreement between the Shareholder Trust or the Company, and any Shareholder or any Related Person;

               (vii) each profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees of the Company;

               (viii) each agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

               (ix) each agreement under which the Company has advanced or loaned any amount to any of its directors, officers, and employees;

               (x) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (xi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

               (xii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company, the Shareholder Trust, or any Shareholder or limit the freedom of the Company, the Shareholder Trust, or any Shareholder to engage in any line of business or to compete with any Person;

               (xiii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods and other than commission arrangements with sales employees of the Company entered into in the Ordinary Course of Business;

               (xiv) each power of attorney that is currently effective and outstanding;

               (xv)    each Applicable Contract for capital expenditures;

               (xvi)   each Applicable Contract with respect to Indebtedness;

               (xvii) each agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company;

               (xviii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

               (xix) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing Contracts, identified or required to be identified ((i) - (xviii) are collectively, the "Material Contracts").

          (b) No Shareholder (and no Related Person of any Shareholder), nor the Shareholder Trust, nor the Holding Entity, has or may acquire any rights under, or has or may become subject to any obligation or liability under, any Applicable Contract that relates to the Business of, or any of the Assets owned or used by, the Company.

          (c) Each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms.

          (d) The Company is, and at all times since the date of the Year-End Balance Sheet, has been, in compliance with all applicable terms and requirements of each Material Contract under which the Company has or had any obligation or liability. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract. The Company has not given to or received from any other Person, at any time since the date of the Year-End Balance Sheet, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Material Contract.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Material Contracts with any Person and to the Knowledge of the Company and Monette, no such Person has made written demand for such renegotiation.

          (f)  Schedule 3.17(f) sets forth a complete and accurate list of those
               ----------------
Persons with which the Company is negotiating a potential Contract, from whom the Company has received a request for proposal for products or services, or to whom the Company has submitted a request for proposal for products or services.

     3.18 Insurance.
          ----------

          (a)  Except as set forth on Schedule 3.18, all policies of insurance
                                      -------------
to which the Company is a party or that provide coverage to the Company or any director or officer of the Company (i) are valid, outstanding, and enforceable, and (ii) are issued by an insurer that is financially sound and reputable.

          (b) The Company has not received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (c) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

          (d) The Company has given notice to the insurer of all claims that may be insured thereby.

     3.19 Environmental Matters.
          ----------------------

     Except as set forth in Schedule 3.19:
                            -------------

          (a) The Company is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has no basis to expect, nor has the Company or any other Person for whose conduct it is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or, to the Knowledge of the Company or Monette, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets in which the Company has or had an interest.

          (c) Neither the Company nor Monette has any Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d) Neither the Company, nor any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which the Company (or any predecessor) had an interest.

          (e) There are no Hazardous Materials present on or in the Environment at the Facilities except in compliance with all applicable Environmental Laws.

          (f) During the periods of occupancy by the Company, there has been no Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets in which the Company had an interest.

     3.20 Employees.
          ----------

     To the Knowledge of the Company and Monette, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director, or (ii) the ability to conduct the Business of the

Company. To the Knowledge of the Company and Monette, no director, officer, or other employee of the Company intends to terminate his employment.

     3.21 Labor Relations; Compliance.
          ----------------------------

          (a) The Company is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to the Knowledge of the Company and Monette, there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process,
(b) any pending proceeding against or affecting the Company relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated. The Company has complied in all respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements, or for any other legal requirement relating to the employer-employee relationship.

          (b)  Schedule 3.21 of the Disclosure Schedule contains a complete list
               -------------
of employment-related lawsuits and/or governmental administrative proceedings to which the Company is currently a party, if any. This list includes any employment-related disputes brought under any applicable federal, state or local laws, as well as all administrative actions including, but not limited to, those proceedings before the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Agency and the Department of Labor, and any state counterparts to such agencies.

     3.22 Intellectual Property.
          ----------------------

          (a)  Intellectual Property Assets--The term "Intellectual Property
               ----------------------------
Assets" includes:

               (i) the name, all fictional business names, trade names, styles, registered and unregistered trademarks, service marks, and applications of the Company (collectively, "Marks");

               (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

               (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

               (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

          (b)  Agreements. Schedule 3.22(b) describes any royalties paid or
               ----------  ----------------
received by the Company, of all Contracts relating to the Intellectual Property Assets, except for licenses for commonly available software programs under which the Company is the licensee. There are no outstanding and, to the Knowledge of the Company and Monette, no Threatened, disputes or disagreements with respect to any such Contract.

          (c)  Know-How Necessary for the Business
               -----------------------------------

          The Intellectual Property Assets are all those necessary for the operation of the Business as currently conducted. The Company is the owner of all right, title, and interest in and to each of its Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (d)  Patents.
               --------

     The Company does not have any rights to or in any Patents. None of the products manufactured or sold, nor any process or know-how used by the Company, materially infringes any patent or proprietary right of any other Person.

          (e)  Trademarks.
               -----------

     The Company does not have any rights to or in any Marks registered with the U.S. Patent and Trademark Office. To the Knowledge of the Company and Monette, there is no potentially interfering trademark or trademark application of any third party. The Company does not infringe, and no Person has alleged that the Company infringes, any trade name, trademark, or service mark of any third party.

          (f)  Copyrights.
               -----------

     The Company does not have any rights to or in any Copyrights.

          (g)  Trade Secrets
               -------------

               (i) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets material to the conduct of the Business.

               (ii) The Company has good title and an absolute right to use its Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Company and Monette, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or both of the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     3.23 Certain Payments.
          -----------------

     Except as set forth on Schedule 3.23, neither the Company nor any of its
                            -------------
directors, officers, agents, or employees, or any other Person associated with or acting for or on behalf of the Company, has (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to improperly obtain favorable treatment in securing business, (ii) to improperly pay for favorable treatment for business secured, (iii) to improperly obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.24 Disclosure.
          -----------

          (a) No representation or warranty of Monette in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          (b) To the Knowledge of the Company, no fact exists that has specific application to either the Business of the Company (other than general economic or industry conditions) and that materially adversely affects the Assets, Business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Schedule.

     3.25 Relationships with Related Persons.
          -----------------------------------

     Except as set forth in Schedule 3.25, no Related Person of the Company has,
                            -------------
or since the date of the Year-End Balance Sheet has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business of the Company. No Related Person of the Company is, or since the date of the Year-End Balance Sheet has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with the Company.

     3.26 Brokers or Finders.
          -------------------

     The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     3.27 Charter Provisions, Etc.
          ------------------------

     The Company has taken all action so that the entering into of this Agreement and the consummation of the Contemplated Transactions do not and will not result in the grant of any rights to any Person (other than the Shareholders) under the Organizational Documents of the Company or restrict the ability of the Parties to carry out the provisions of this Agreement and consummate the Contemplated Transactions.

4.   REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER

     The Parent and the Purchaser represent and warrant to the Shareholder Trust and Monette as follows:

     4.1  Organization and Good Standing.
          -------------------------------

     Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia.

     4.2  Authority; No Conflict.
          -----------------------

          (a) This Agreement constitutes the legal, valid, and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms. Upon the execution and delivery by Purchaser of the Employment Agreement, the Promissory Notes, and the Shareholders Agreement (collectively, the "Purchaser's Closing Documents"), the Purchaser's Closing Documents will constitute the legal, valid, and binding obligations of the Purchaser, enforceable against Purchaser in accordance with their respective terms. Parent and Purchaser, as the case may be, have the right, power, and authority to execute and deliver this Agreement and the Purchaser's Closing Documents and to perform its respective obligations under this Agreement and the Purchaser's Closing Documents.

          (b) Neither the execution and delivery of this Agreement by Parent and Purchaser nor the consummation or performance of any of the Contemplated Transactions by Parent and Purchaser will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i) any provision of Parent's or Purchaser's Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Parent or Purchaser; or

               (iii) any Legal Requirement or Order to which Parent or Purchaser may be subject.

     Except for the required Consent to be obtained from their lenders, neither Parent nor Purchaser is required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3  Certain Proceedings.
          --------------------

     There is no pending Proceeding that has been commenced against Parent or Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Parent's and Purchaser's Knowledge, no such Proceeding has been Threatened.

     4.4  Brokers or Finders.
          -------------------

     Neither Parent, Purchaser, their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.5  Capitalization of Purchaser.
          ----------------------------

     The authorized equity securities of the Purchaser consist of one thousand (1,000) shares of common stock, par value $0.01 per share, of which nine hundred
(900) shares are issued and outstanding, and are held by the Parent.

     4.6  Parent Shares.
          --------------

     Upon their issuance and delivery to the Shareholders set forth on Schedule
                                                                       --------
2.4(a) in accordance with the terms hereof, the Parent Shares will be duly
------
authorized, validly issued, fully paid and non-assessable, and no Parent Shares will be subject to, nor have been issued in violation of, pre-emptive or similar rights. Upon consummation of the transactions provided for in this Agreement and in accordance with the terms hereof, the Parent will have conveyed good title to the Parent Shares free and clear of any Encumbrance, except for those Encumbrances set forth on the face of all certificates representing the Parent Shares, or arising pursuant to the Securities Act.

     4.7  Public Information.
          -------------------

     All Public Information, as of its respective filing dates, have been compiled in all material respects with the requirements of the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") with respect thereto. The Parent has filed all reports under the Securities Exchange Act that were required to be filed as of the date hereof and has otherwise complied with all material requirements of the Securities Act and the Securities Exchange Act.

5.   COVENANTS

     5.1  Access and Investigation.
          -------------------------

     Between the date of this Agreement and the Closing Date, the Company will, and will cause their Representatives to, (a) afford Parent, Purchaser and its Representatives (collectively, "Purchaser's Advisors") full and free access to the personnel, properties (including for purposes of subsurface and other environmental testing), contracts, books and records, and other documents and data of the Company, (b) furnish Parent, Purchaser and Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data as Parent and Purchaser may reasonably request, and (c) furnish Parent, Purchaser and Purchaser's

Advisors with such additional financial, operating, and other data and information as Parent and Purchaser may reasonably request.

     5.2  Operation of the Business of the Company.
          -----------------------------------------

     Between the date of this Agreement and the Closing Date, the Company, the Shareholder Trust, and Monette will:

          (a) conduct the Business of the Company only in the Ordinary Course of Business;

          (b) use their Best Efforts to preserve intact the current business organization, keep available the services of the current officers, employees, and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

          (c) confer with Parent and Purchaser concerning operational matters of a material nature; and

          (d) otherwise report periodically to Parent and Purchaser concerning the status of the Business, operations, and finances of the Company.

     5.3  Negative Covenant.
          ------------------

     Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, neither the Company, the Shareholder Trust, nor Monette will, without the prior consent of Parent and Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 could occur.

     5.4  Required Approvals.
          -------------------

     As promptly as practicable after the date of this Agreement, the Company, the Shareholder Trust, and Monette will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company, the Shareholder Trust, and Monette will cooperate with the Parent and the Purchaser with respect to all filings that the Parent and the Purchaser elect to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

     5.5  No Negotiation.
          ---------------

     Until such time, if any, as this Agreement is terminated pursuant to
Section 8, neither the Company, the Shareholder Trust, nor Monette will (and the Company, the Shareholder Trust, and Monette will cause the other Shareholders not to) directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Parent and Purchaser) relating to any transaction involving the sale of the Business or

Assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

     5.6  Best Efforts.
          -------------
     Between the date of this Agreement and the Closing Date, each of the Parties will use their respective Best Efforts to cause the conditions in Sections 6 and 7 to be satisfied.

     5.7  Transition.
          -----------

     Neither Monette nor the Shareholder Trust will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with the Company prior to the Closing. Monette and the Shareholder Trust will refer all customer inquiries related to the businesses of the Company to the Surviving Corporation from and after the Closing.

     5.8  Confidentiality.
          ----------------

          (a) Each of the Parent, the Company, and Monette acknowledge that they are each a party to that certain Confidentiality Agreement dated as of October 14, 1998.

          (b) Monette and the Shareholder Trust will treat and hold as confidential all of the Confidential Information of the Company, refrain from using any of the Confidential Information of the Company and deliver promptly to the Purchaser and the Surviving Corporation or destroy, at the request and option of the Purchaser or the Surviving Corporation, all tangible embodiments (and all copies) of the Confidential Information of the Company which are in his possession. In the event that Monette or the Shareholder Trust is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any such Confidential Information, Monette and the Shareholder Trust will notify the Purchaser or the Surviving Corporation promptly of the request or requirement so that the Purchaser or the Surviving Corporation may seek an appropriate protective order or waive compliance with the provisions of this Section 5.8. If, in the absence of a protective order or the receipt of a waiver hereunder, Monette or the Shareholder Trust is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Monette or the Shareholder Trust may disclose the Confidential Information to the tribunal; provided, however, that Monette or the Shareholder Trust shall use his or its reasonable efforts to obtain, at the reasonable request of the Purchaser or the Surviving Corporation, and at the Purchaser's or the Surviving Corporation's sole expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser or the Surviving Corporation shall designate. The provisions of this Section 5.8 shall also apply to the Company and their Representatives during the period prior to the Closing.

          (c) The Parent and the Surviving Corporation will treat and hold as confidential all of the Confidential Information of Monette which does not relate to the Company, the Business, or the Surviving Corporation, refrain from using any of the Confidential

Information of Monette which does not relate to the Company, the Business, or the Surviving Corporation, and deliver promptly to Monette or destroy, at the request and option of Monette, all tangible embodiments (and all copies) of the Confidential Information of Monette which does not relate to the Company, the Business, or the Surviving Corporation, which are in its possession. In the event that the Parent or the Surviving Corporation is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any such Confidential Information of Monette which does not relate to the Company, the Business, or the Surviving Corporation, the Parent or the Surviving Corporation will notify Monette promptly of the request or requirement so that Monette may seek an appropriate protective order or waive compliance with the provisions of this Section 5.8. If, in the absence of a protective order or the receipt of a waiver hereunder, Parent or the Surviving Corporation is, on the advice of counsel, compelled to disclose any Confidential Information of Monette which does not relate to the Company, the Business, or the Surviving Corporation to any tribunal or else stand liable for contempt, the Parent and the Surviving Corporation may disclose the Confidential Information of Monette which does not relate to the Company, the Business, or the Surviving Corporation to the tribunal; provided, however, that the Parent and the Surviving Corporation shall use its reasonable efforts to obtain, at the reasonable request of Monette, and at Monette's sole expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information of Monette which does not relate to the Company, the Business, or the Surviving Corporation required to be disclosed as Monette shall designate.

     5.9  Federal Small Business Contracts, and Related Assets.
          -----------------------------------------------------

          (a) Prior to Closing, the Company shall sell, assign, transfer and deliver to Optech-Monette, LLC, a Georgia limited liability company (the "Holding Entity"), all of the assets, rights, liabilities and obligations of the Company arising under each of the following contracts: (i) that certain agreement by and between the Company and the U.S. Army at Fort Dix, New Jersey, dated as of February, 1999, (ii) that certain agreement by and between the Company and the U.S. Air Force at Mountain Home, Idaho, dated as of July, 1999 (collectively, the "Federal Small Business Set Aside Program Agreements"), and such Holding Entity shall assume all such rights, liabilities, and obligations of the Company under the Federal Small Business Set Aside Program Agreements, and (iii) those assets and liabilities relating solely to the Federal Small Business Set Aside Program Agreements, as specifically listed on Schedule 5.9.

          (b) Following the Closing, and for so long as Monette is the record and beneficial owner of at least ten percent (10%) of the capital stock of the Surviving Corporation, the Surviving Corporation shall have the right of first refusal, but not the obligation, to acquire from the Holding Entity all, but not less than all, of the right, title, and interest of such Holding Entity in and to the Federal Small Business Set Aside Program Agreements and any similar agreements acquired by the Holding Entity following the Closing. In the event the Surviving Corporation elects to acquire the Small Business Program Agreements, and such similar agreements acquired by the Holding Entity following the Closing, the collective purchase price for such Small Business Program Agreements and such similar agreements acquired by the Holding Entity following the Closing shall be the product of the Set-Aside EBITA generated by such Small Business Program Agreements and such similar agreements acquired by the Holding

Entity following the Closing, during the immediately preceding four (4) completed fiscal quarters of the Holding Entity, multiplied by six.
                                                 -------------
Notwithstanding any of the foregoing, the Surviving Corporation shall not be required to acquire the Small Business Program Agreements and such other similar agreements acquired by the Holding Entity following the Closing if the Surviving Corporation and the Holding Entity do not agree that the acquisition of such Small Business Program Agreements and such other similar agreements acquired by the Holding Entity following the Closing would be profitable to the Surviving Corporation.

          (c) The Parties acknowledge and agree that activities relating to the future acquisition of the above-described business and agreements by the Holding Entity after the Closing are permitted as limited by the provisions of the Noncompetition and Assignment of Inventions Agreements and the Employment Agreement.

     5.10 Employee Shareholder Indebtedness to Company.
          ---------------------------------------------

     Prior to Closing, the Company shall sell, assign, transfer and deliver to the Holding Entity all of the rights, Liabilities and obligations of the Company arising under any and all of the Indebtedness owed by the employee Shareholders to the Company, or shall otherwise obtain satisfaction of the same.

     5.11 Tax Matters.
          ------------

     The following provisions shall govern the allocation of responsibility as between the Surviving Corporation and Monette for certain Tax matters following the Closing Date:

          (a)  Tax Periods Ending on or Before the Closing Date. Each of the
               ------------------------------------------------
Parties agree that there shall be prepared a Tax Return of the Company for the stub period which ends on the Closing Date (the "Stub Period Tax Return"). Monette shall prepare, or cause to be prepared, at Monette's sole cost and expense, the Stub Period Tax Return. Such Stub Period Tax Return shall be presented by Monette to the Surviving Corporation for review and approval prior to filing by Monette with the applicable governmental entity. The Parties agree that the Surviving Corporation shall have fifteen (15) days prior to which such Stub Period Tax Return is due (including any applicable extensions) with the applicable governmental entity to review, consider, and approve such Stub Period Tax Return. In the event of any disagreement among the Parties with respect to the contents of the Stub Period Tax Return, such disagreement shall be resolved in accordance with Section 10.16 herein. Monette and the Shareholder Trust, jointly and severally, shall reimburse, defend, indemnify, and hold harmless Surviving Corporation for Taxes of the Company with respect to such periods which are the subject of the Stub Period Tax Return, to the extent such Taxes are not reflected as a reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book income and tax income) on the face of the Closing Date Balance Sheet.

          (b)  Tax Periods Beginning Before and Ending After the Closing Date.
               --------------------------------------------------------------
Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and the Surviving Corporation for Tax periods which begin before the Closing Date and end after the Closing Date. Monette and the Shareholder Trust, jointly and severally, shall pay to Surviving Corporation within fifteen (15) days after the date on which

Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date. For purposes of this Section 5.11(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall
(x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

          (c)  Tax Periods Beginning After the Closing Date. Surviving
               ---------------------------------------------
Corporation shall be responsible for the preparation and filing of all Tax Returns for Tax periods that begin after the Closing Date.

          (d)  Cooperation on Tax Matters.
               ---------------------------

               (i) Surviving Corporation and Monette shall cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of Tax Returns pursuant to this Section 5.11 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Surviving Corporation and Monette agree (A) to retain all books and records of the Company with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Monette, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another Party so requests, the Surviving Corporation shall allow such Party to take possession of such books and records.

               (ii) Surviving Corporation and Monette further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (e)  Certain Taxes. All transfer, documentary, sales, use, stamp,
               -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Monette and the Shareholder Trust, jointly and severally, when due, and Monette and the Shareholder Trust, jointly and severally, will, at his and its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and to the extent reasonably necessary, Parent and Surviving Corporation shall cooperate with the Shareholder Trust and Monette with respect to the filing of such Tax Returns.

          5.12 Registration of Parent Shares.
               ------------------------------

     Within fifteen (15) business days following the Closing, the Parent shall file a registration statement on Form S-3, to register the Parent Shares for resale, in accordance with the provisions of the Securities Act. Following the filing of such Form S-3, the Parent shall use commercially reasonable efforts to cause such registration statement to become effective.

          5.13 Termination of Plans.
               ---------------------

     Prior to the Closing Date and contingent upon consummation of the Closing, the Company will terminate all plans or agreements, if any, permitting the issuance of Company Shares; options to acquire Company Shares; and/or other rights to acquire Company Shares, that are valued in whole or in part by reference to Company Shares or that may be settled in Company Shares (such option and other rights are hereafter collectively referred to as "Equity Rights"). Prior to the Closing Date and contingent upon consummation of the Closing, the Company shall take such action as is necessary to cancel, effective no later than the Closing Date, all outstanding Equity Rights in a manner that is binding upon the holders of such Equity Rights and without liability to the Company or the Surviving Corporation that has not been fully satisfied on the Closing Date. Prior to the Closing Date, the Company shall take all corporate action necessary to terminate, effective no later than the day before the Closing Date, all Company Plans, including but not limited to any Company Plan which is intended to qualify as tax-qualified retirement plan under Code Section 401(a).

          5.14 Post-Closing New Business Contracts.
               ------------------------------------

               (a) In the event that, within one hundred (100) days following the Closing, the Surviving Corporation either (i) receives from any of the Persons set forth on Exhibit I attached hereto a bona fide expression of intent
                     ---------
to enter into a definitive written agreement with respect to the Business, or
(ii) executes, with any of the Persons set forth on Exhibit I attached hereto, a
                                                    ---------
definitive written agreement with respect to the Business (a "New Contract"), then Monette and the Shareholder Trust shall be entitled, subject to the provisions of Section 5.14(b) below, to receive from the Surviving Corporation, on or before January 1, 2002, an additional cash payment in the amount of (A)
(x) the annual revenues (as determined in accordance with GAAP) to be earned by the Surviving Corporation with respect to such New Contract, multiplied by (y) the lesser of three (3) or that number which is the number of years which commences on the date of the execution of the New Contract and ends on the date upon which the New Contract would otherwise cease to be in full force and effect if the New Contract was not renewed by its terms, or not renewed by either party, multiplied by (B) 0.05 (the "New Contract Payment").

Notwithstanding any of the foregoing, in the event that a New Contract set forth on Exhibit I is a bona fide expression of intent to enter into a definitive written agreement with respect to the Business, and as of January 1, 2002, the Surviving Corporation has not executed a definitive written agreement with respect to the same, then any New Contract Payment with respect to such New Contract shall be made within thirty (30) days after such time as such definitive written agreement with respect to such New Contract is executed by the Surviving Corporation and the other party or parties thereto.

          (b) Notwithstanding the provisions of Section 5.14(a) above, in the event that any Applicable Contract of the Company (as assumed by the Surviving Corporation) in effect as of the Closing Date is terminated, orally or in writing, by the third party to such Applicable Contract, within one hundred
(100) days following the Closing, prior to the payment to Monette and the Shareholder Trust of any New Contract Payment, from the New Contract Payment there shall be deducted an amount equal to (A) (x) the annual revenues (as determined in accordance with GAAP) earned by the Company with respect to such Applicable Contract during the four (4) completed fiscal quarters immediately preceding the Closing Date, multiplied by (y) the lesser of three (3) or that number which is the number of years which commences on the date of the termination of the Applicable Contract and ends on the date upon which the Applicable Contract would otherwise cease to be in full force and effect if the Applicable Contract was not renewed by its terms, or not renewed by either party, multiplied by (B) 0.05. The Parties acknowledge that the right of offset of the Surviving Corporation set forth in this Section 5.14(b) shall apply solely with respect to any New Contract Payment, and shall not give rise to any additional rights of offset, payment or indemnification pursuant to this Agreement.

6.   CONDITIONS PRECEDENT TO PARENT'S AND PURCHASER'S OBLIGATION TO CLOSE

     Parent's and Purchaser's obligation to effect the Closing and to take the other actions required to be taken by Parent and Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Parent or Purchaser, in whole or in part):

     6.1  Accuracy of Representations.
          ----------------------------

     The representations and warranties of Monette and the Shareholder Trust in this Agreement must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date.

     6.2  Performance of Company, Monette, and the Shareholder Trust.
          -----------------------------------------------------------

          (a) The covenants and obligations that the Company, the Shareholder Trust, and Monette are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with.

          (b) The Company, the Shareholder Trust, and Monette must have delivered each of the following executed documents:

          (i) an Employment Agreement by and between Parent and Robert W. Monette, in the form of Exhibit A (the "Employment Agreement");
                             ---------

          (ii) a Noncompetition and Assignment of Inventions Agreement, with a term of five (5) years, in the form of Exhibit B, executed by Monette, the
                                            ---------
     Shareholder Trust, and the Holding Entity (each, a "Noncompetition Agreement");

          (iii) the Shareholders Agreement in the form of Exhibit D (the
                                                          ---------
     "Shareholders Agreement"), executed by Robert W. Monette;

          (iv)  a Release Agreement, in the form of Exhibit E, executed by
                                                    ---------
     Monette, the Holding Entity, and the Shareholder Trust;

          (v) a certificate executed by Monette and the Shareholder Trust representing and warranting to the Parent and the Purchaser that each of Monette's and the Shareholder Trust's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date.

     6.3  Consents.
          ---------

     Each of the Consents identified in Exhibit F must have been obtained and
                                        ---------
must be in full force and effect.

     6.4  Additional Documents.
          ---------------------

     Each of the following documents shall have been delivered to Parent and
Purchaser:

          (a) an opinion of G. William Thackston, Jr., P.C. dated the Closing Date, in the form of Exhibit G;
                     ---------

          (b) evidence reasonably satisfactory to the Parent and Purchaser that all of the rights, current and fixed assets, liabilities, and obligations of the Company arising under the Federal Small Business Set Aside Program Agreements have been transferred to the Holding Entity;

          (c) evidence reasonably satisfactory to the Parent and Purchaser that all of the rights, liabilities and obligations of the Company arising under any and all of the Indebtedness owed by the employee Shareholders to the Company have been transferred to the Holding Entity, or shall have otherwise been satisfied;

          (d) the resignation of the trustees with respect to all Company Plans, including but not limited to any Company Plan which is intended to qualify as tax-qualified retirement plan under Code Section 401(a), and acknowledgement of appointment of successor trustee;

          (e) a funds flow and settlement statement reflecting the transactions contemplated by this Agreement, executed by the Company, the Shareholder Trust, and Monette;

          (f) a certificate of the Secretary of the Company as to the incumbency of its officers, a copy of a certificates evidencing the good standing of the Company in Georgia and each other state that the Company is so qualified, each dated no more than fifteen (15) days prior to the Closing Date, a copy of the articles of incorporation and bylaws of the Company, and a copy of the resolutions adopted by the board of directors and the Shareholders of the Company with respect to the Contemplated Transactions; and

          (g) such other documents as Purchaser may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 7.3(a), (ii) evidencing the accuracy of the representations and warranties of Monette and the Shareholder Trust, (iii) evidencing the performance by Company, Monette, and the Shareholder Trust of, or the compliance by the Company, Monette, and the Shareholder Trust with, any covenant or obligation required to be performed or complied with by the Company, Monette, and the Shareholder Trust, (iv) evidencing the satisfaction of any condition referred to in this Section 6, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     6.5  No Proceedings.
          ---------------

     Since the date of this Agreement, there must not have been commenced or Threatened any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions, or (c) that involves any material claim against the Company.

     6.6  No Claim Regarding Ownership or Sale Proceeds.
          ----------------------------------------------

     There must not have been made or Threatened by any Person any claim asserting that such Person (other than a Shareholder) (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any capital stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Merger Consideration.

     6.7  Termination of Plans.
          ---------------------

     The Company shall have taken all necessary corporate action to terminate all Equity Rights and Company Plans, as set forth in Section 5.13 above, and evidence of the same shall have been delivered to the Parent and the Purchaser.

     6.8  Approval of Contemplated Transactions.
          --------------------------------------

     The Shareholders shall have approved this Agreement and the Contemplated Transactions, and none of the Shareholders shall have exercised dissenter's rights under the Georgia Act in connection with this Agreement or the Contemplated Transactions, and the statutory period to exercise such dissenter's rights shall have expired, or such right to exercise dissenter's rights shall have been waived.

     6.9  No Prohibition.
          ---------------

     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Parent or Purchaser or any Person affiliated with Parent or Purchaser to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     6.10 Articles of Merger.
          -------------------
     The Articles of Merger with respect to the Merger shall have been filed with the Secretary of State of the State of Georgia in accordance with the Georgia Act.

7.   CONDITIONS PRECEDENT TO THE COMPANY'S AND MONETTE'S OBLIGATION TO CLOSE

     The Company's, the Shareholder Trust's, and Monette's obligation to effect the Closing and to take the other actions required to be taken by the Company, the Shareholder Trust, and Monette at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, the Shareholder Trust, or Monette, in whole or in part):

     7.1  Accuracy of Representations.
          ----------------------------

     Parent's and Purchaser's representations and warranties in this Agreement must have been accurate as of the date of this Agreement and must be accurate as of the Closing Date as if made on the Closing Date.

     7.2  Parent's and Purchaser's Performance.
          -------------------------------------

          (a) The covenants and obligations that Parent and Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with.

          (b) Parent and Purchaser, as the case may be, must have executed and delivered the Employment Agreement, each of the Noncompetition and Assignment of Inventions Agreements, the Shareholders Agreement, and the Promissory Notes to which the Parent and the Purchaser are a party, and Parent and Purchaser shall have delivered to Monette an executed certificate representing and warranting to Monette that each of the Parent's and the Purchaser's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

     7.3  Additional Documents.
          ---------------------
     Parent and Purchaser must have caused the following documents to be delivered to Monette:

          (a) an opinion of Powell, Goldstein, Frazer & Murphy LLP, dated the Closing Date, in the form of Exhibit H; and
                             ---------

          (b) a funds flow and settlement statement reflecting the transactions contemplated by this Agreement, executed by the Parent and the Purchaser;

          (c) a certificate of the Secretary of each of the Parent and the Purchaser as to the incumbency of its respective officers, a copy of a certificates evidencing the good standing of the Parent in Delaware and the Purchaser in Georgia, dated no more than fifteen (15) days prior to the Closing Date, a copy of the certificate or articles of incorporation and bylaws of the Parent and the Purchaser, and a copy of the resolutions adopted by the board of directors of the Parent and the Purchaser with respect to the Contemplated Transactions; and

          (d) such other documents as the Company or the Monette may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 6.4(a), (ii) evidencing the accuracy of any representation or warranty of Parent and the Purchaser, (iii) evidencing the performance by Parent and the Purchaser of, or the compliance by Parent and Purchaser with, any covenant or obligation required to be performed or complied with by Parent and the Purchaser, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     7.4  No Injunction.
          --------------

     There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the Contemplated Transactions.

8.   TERMINATION

     8.1  Termination Events.
          -------------------

     This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by Parent or Purchaser on the one hand, or the Monette on the other hand, if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived;

          (b) (i) by Parent or Purchaser if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure Parent or Purchaser to comply with its respective obligations under this Agreement) and neither Parent nor Purchaser has waived such condition on or before the Closing Date; or (ii) by Monette, if any of the conditions in Section 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or Monette to comply with their obligations under this Agreement), and Monette has not waived such condition on or before the Closing Date;

          (c) by the Parent or the Purchaser, in the event of a material adverse change in the business, operations, properties, assets, working capital, or condition of the Company;

          (d)  by mutual consent of the Parent, the Purchaser and Monette; or

          (e) by Parent or Purchaser on the one hand, or the Monette on the other hand, if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 2001, or such later date as the Parties may agree upon.

     8.2  Effect of Termination.
          ----------------------

     Each Party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.8, 10.1, 10.4, 10.5, 10.14, and 10.16 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

9.   INDEMNIFICATION; REMEDIES

     9.1  Survival.
          ---------

     All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the certificates delivered pursuant to
Section 6.2(b)(v) and Section 7.2(b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     9.2  Indemnification and Payment of Damages by the Company, the Shareholder
          ----------------------------------------------------------------------
Trust, and Monette.
-------------------

     The Company (prior to the Closing), the Shareholder Trust, and Monette, jointly and severally (collectively, the "Seller Indemnifying Persons"), will indemnify and hold harmless Parent, Purchaser, Surviving Corporation, and their Representatives, stockholders, controlling persons, and affiliates (collectively, the "Purchaser Indemnified Persons") for, and will pay to the Purchaser Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs for outside accountants, costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Monette or the Shareholder Trust in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by the Company, the Shareholder Trust, or Monette pursuant to this Agreement;

     (b) any breach by the Company, the Shareholder Trust, or Monette of any covenant or obligation of the Company, the Shareholder Trust, or Monette in this Agreement;

     (c) the operation of the Business of the Company or the Assets prior to Closing, including, without limitation, any product shipped or manufactured by, or any services provided by, the Company prior to or on the Closing Date;

     (d)  any matter disclosed in Schedule 3.15;
                                  -------------

     (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company, Monette, or the Shareholder Trust (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

     (f)  any liability or obligation with respect to the following matters:

          (i) any and all income Taxes, sales Taxes or other Taxes for periods prior to or on the Closing Date;

          (ii) any claim that the operation of the Business of the Company or the Assets prior to the Closing Date violated any Legal Requirement or the rights of any third parties (under contract, in tort or otherwise), including, without limitation, any claims with respect to product liability;

          (iii) any claim based on or arising from the exercise (or threatened exercise) by any Shareholder of any dissenter's rights under the Georgia Act;

          (iv) any liability or obligation of the Company, the Shareholder Trust, or any Shareholder, to any Shareholder, or current or former employee, of the Company, with respect to the Business or operations of the Company or the

          Shareholder Trust prior to or on the Closing Date, including but not limited to any liability or obligation arising from any claim or right to any compensation from, or capital stock (or equivalents) of, the Company, or to any portion of the Merger Consideration; and

               (v) any liability or obligation to any officer, director or employee of the Company, for indemnification or otherwise, arising out of or in connection with the operation or conduct of the Business of the Company prior to or on the Closing Date, including, without limitation, any indemnification claim arising out of or in connection with any claim, suit, investigation or other matter pending against the Company following the Closing.

     9.3  Indemnification and Payment of Damages by Parent and Surviving
          --------------------------------------------------------------
          Corporation.
          -----------

     Purchaser (prior to Closing), and Parent and Surviving Corporation (collectively, the "Purchaser Indemnifying Persons") will indemnify and hold harmless the Company (prior to Closing), Monette and the Shareholder Trust (the "Seller Indemnified Persons"), and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Parent and Purchaser in this Agreement or in any certificate delivered by Parent and Purchaser pursuant to this Agreement, (b) any breach by Parent and Purchaser of any covenant or obligation of Parent and Purchaser in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Parent and Purchaser (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

     9.4  Time Limitations.
          -----------------

     If the Closing occurs, Monette and the Shareholder Trust, jointly and severally, will have no liability (for indemnification or otherwise) with respect to any representation or warranty other than those in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.13, 3.19, and 3.24 unless on or before the two
(2) year anniversary of the Closing Date, the Surviving Corporation notifies Monette or the Shareholder Trust of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Surviving Corporation; a claim with respect to Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.13, 3.19, and 3.24, or a claim for indemnification or reimbursement based upon any other representation or warranty not otherwise specifically referenced above, or any covenant or obligation to be performed and complied by the Company (prior to Closing), the Shareholder Trust or Monette, may be made at any time.

     9.5  Limitations on Amount - Monette and Shareholder Trust.
          ------------------------------------------------------

          (a) Monette and the Shareholder Trust, jointly and severally, shall not have any liability with respect to a claim for indemnification or reimbursement based upon a breach of the representations and warranties contained in Article 3 of this Agreement (other than a breach of Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.13, 3.19, and 3.24) until the Parent, the
Purchaser, or the Surviving Corporation has suffered Damages by reason thereof in excess of Twenty Thousand Dollars ($20,000). In the event the Parent, the Purchaser, or the Surviving

Corporation shall have suffered Damages in excess of Twenty Thousand Dollars ($20,000), then with respect to each subsequent claim for Damages under this Agreement, Monette and the Shareholder Trust, jointly and severally, shall not have any liability to the Parent, the Purchaser, or the Surviving Corporation with respect to the first One Thousand Dollars ($1,000) of Damages that relates to each such subsequent claim. No such restriction shall be applicable to the representations and warranties as contained in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.13, 3.19, and 3.24 of this Agreement.

          (b) Monette's and the Shareholder Trust's, joint and several, maximum liability for Damages with respect to a claim for indemnification or reimbursement based upon a breach of the representations and warranties contained in Article 3 of this Agreement (other than a breach of Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.13, 3.19, and 3.24) shall be limited to and shall not, in the aggregate, exceed the greater of (i) $1,000,000.00, or
(ii) the amount of consideration otherwise payable in accordance with Section 2(c) of the Shareholders Agreement, as calculated on the date such Damages are payable (pursuant to Sections 10.4, 10.5, and 10.16 below) to Parent, Purchaser, or Surviving Corporation.

          (c) This Section 9.5 will not apply to any intentional breach of representations and warranties by Monette or the Shareholder Trust, or any intentional breach by the Company (prior to Closing), Monette or the Shareholder Trust of any covenant or obligation, and Monette and the Shareholder Trust will be liable for all Damages with respect to such breaches.

     9.6  Limitations on Amount - Parent, Purchaser, and Surviving Corporation.
          ---------------------------------------------------------------------

          (a) Neither Parent, Purchaser nor the Surviving Corporation shall have any liability with respect to a claim for indemnification or reimbursement based upon a breach of the representations and warranties contained in Article 4 of this Agreement until Monette and the Shareholder Trust, jointly and severally, has suffered Damages by reason thereof in excess of Twenty Thousand Dollars ($20,000). In the event that Monette and the Shareholder Trust, jointly and severally, shall have suffered Damages in excess of Twenty Thousand Dollars ($20,000), then with respect to each subsequent claim for Damages under this Agreement, Parent, Purchaser, and the Surviving Corporation shall not have any liability to Monette or the Shareholder Trust with respect to the first One Thousand Dollars ($1,000) of Damages that relates to each such subsequent claim.

          (b) Purchaser's (prior to Closing), and Parent's and Surviving Corporation's maximum liability for Damages with respect to a claim for indemnification or reimbursement based on a breach of representations and warranties contained in Article 4 of this Agreement shall be limited to and shall not in the aggregate, exceed $1,000,000.00.

          (c) This Section 9.6 will not apply to any intentional breach of any representations and warranties by Parent and Purchaser, or any intentional breach by Purchaser (prior to Closing), Parent, or Surviving Corporation of any covenant or obligation, and Purchaser (prior to Closing), Parent, and Surviving Corporation will be liable for all Damages with respect to such breaches.

     9.7  Procedure for Indemnification -- Third Party Claims.
          ----------------------------------------------------

          (a) Promptly after receipt by a Purchaser Indemnified Person or a Seller Indemnified Person, as the case may be, under Section 9.2 or 9.3, of notice of the commencement of any Proceeding against it, such Purchaser Indemnified Person or a Seller Indemnified Person, as the case may be, will, if a claim is to be made against a Purchaser Indemnifying Person or a Seller Indemnifying Person, as the case may be, under such Section, give notice to a Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, of the commencement of such claim, but the failure to notify a Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, will not relieve the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, of any liability that it may have to any Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, except to the extent that, and only to the extent that, a Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 9.7(a) is brought against Purchaser Indemnified Person or a Seller Indemnified Person, as the case may be, and it gives notice to the Purchaser Indemnifying Person or a Seller Indemnifying Person, as the case may be, of the commencement of such Proceeding, the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, is also a party to such Proceeding and the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, determines in good faith that joint representation would be inappropriate, or (ii) the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, fails to provide reasonable assurance to the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, and, after notice from the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, to the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, of its election to assume the defense of such Proceeding, the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, will not, as long as it diligently conducts such defense, be liable to the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, without the Purchaser Indemnified Person's or Seller Indemnified Person's, as the case may be, consent, unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, and (B) the sole relief provided is monetary damages that are paid in full by the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be; and (iii) the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to a Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, of the commencement of any Proceeding and the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, does not, within ten days after the Purchaser Indemnified Person's or Seller Indemnified Person's, as the case may be, notice is given, give notice to the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, of its election to assume the defense of such Proceeding, the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be.

          (c) Notwithstanding the foregoing, if a Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, may, by notice to the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Purchaser Indemnifying Person or Seller Indemnifying Person, as the case may be, will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) The Company (prior to Closing), the Purchaser (prior to Closing), Monette, the Shareholder Trust, the Surviving Corporation, and the Parent hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Purchaser Indemnified Person or Seller Indemnified Persons, as the case may be, for purposes of any claim that a Purchaser Indemnified Person or Seller Indemnified Persons, as the case may be, may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on such Persons with respect to such a claim anywhere in the world.

     9.8  Procedure for Indemnification -- Other Claims.
          ----------------------------------------------

     In the event that the claim for indemnification does not involve a claim by a third party, but instead is a claim by a Party hereto against another Party hereto, the Party seeking indemnification under this Agreement (the "Indemnified Party") shall give the Party against whom indemnification is sought (the "Indemnifying Party") notice of such claim. The Indemnifying Party shall have thirty (30) days to (i) cure the alleged breach (if such breach is the sort which may be cured), (ii) satisfy the alleged claim in favor of the Indemnified Party, or (iii) deny liability for the alleged claim for indemnification.

10.  GENERAL PROVISIONS

     10.1  Expenses.
           ---------

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants, except that Monette and the Shareholder Trust, jointly and severally, shall pay all expenses of the Company and the Shareholder Trust with respect to the Contemplated Transactions, including, without limitation, all fees and expenses of attorneys, accountants, and investment bankers. Notwithstanding the foregoing, the Surviving Corporation shall, following the Closing, reimburse Monette and the Shareholder Trust (i) for the reasonable fees and expenses of legal counsel, accountants, and other professionals providing advice to the Company, Monette, and the Shareholder Trust in connection with the Contemplated Transactions (excluding the fees and expenses incurred by Monette and the Shareholder Trust, jointly and severally, pursuant to his preparation of the Closing Date Balance Sheet and Final Adjustment Schedule), not to exceed $50,000, incurred in connection with the negotiation, execution, delivery and performance of this Agreement, and (ii) for the reasonable fees and expenses incurred by Monette and the Shareholder Trust, jointly and severally, not to exceed $15,000, in connection with the preparation of the Closing Date Balance Sheet and Final Adjustment Schedule. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

     10.2  Public Announcements.
           ---------------------

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Purchaser or the Surviving Corporation determines. Unless consented to by Purchaser in advance or required by Legal Requirements, prior to the Closing, the Company and Monette shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person (except those Persons identified in the definition of "Knowledge" in Section 1 herein, and except for those attorneys, accountants, and investment bankers providing advice to the Company, Monette, and the Shareholder Trust in connection with the Contemplated Transactions). The Company and Purchaser will consult with each other concerning the means by which the employees of the Company, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Purchaser will have the right to be present for any such communication.

     10.3  Notices.
           --------

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other Parties):

     If to Monette or the Shareholder Trust:

           Robert W. Monette
           1536 Dunwoody Village Parkway
           Suite 245
           Atlanta, Georgia 30338
           Telephone: (770) 481-0055
           Telecopier: (770) 481-0227

     with a copy to:

           G. William Thackston, Jr., P.C.
           Suite 104
           6100 Lake Forrest Drive
           Atlanta, Georgia 30328
           Attention:  G. William Thackston, Jr.
           Telephone:  (404) 806-7684
           Telecopier: (404) 806-7685

     If to Parent, Purchaser, or Surviving Corporation, to:

           Southwest Water Company
           225 North Barranca Avenue
           Suite 200
           West Covina, CA 91791-1605
           Attention:  Vice President of Finance
           Telephone:  (626) 915-1551
           Telecopier: (626) 915-1558

     with a copy to:

           Powell, Goldstein, Frazer & Murphy LLP
           Sixteenth Floor
           191 Peachtree Street, N.E.
           Atlanta, Georgia  30303
           Attention:  Joel C. Williams
           Telephone:  (404) 572-6836
           Telecopier: (404) 572-6999

     10.4  Specific Performance.
           ---------------------

     Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having, in accordance with the terms of this Agreement, jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     10.5  Jurisdiction; Service of Process.
           ---------------------------------

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, City of Atlanta, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     10.6  Further Assurances.
           -------------------

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     10.7  Waiver.
           -------

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     10.8  Entire Agreement and Modification.
           ----------------------------------

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     10.9  Disclosure Schedule.
           --------------------

           (a) The disclosures in the Disclosure Schedule must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

           (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

           (c) No due diligence conducted by Purchaser shall limit or be used as a defense by the Company, the Shareholder Trust, or Monette with respect to any claim of breach of a representation, warranty or covenant by the Company, the Shareholder Trust, or Monette under this Agreement.

     10.10 Assignments, Successors, and No Third-Party Rights.
           ---------------------------------------------------

     No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, except that Parent and Purchaser may assign any of their respective rights under this Agreement to any affiliate of Parent or Purchaser, provided that Parent shall not be released from its obligations hereunder in the event of such assignment. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and assigns.

     10.11 Severability.
           -------------

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     10.12 Section Headings; Construction.
           -------------------------------

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     10.13 Time of Essence.
           ----------------

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     10.14 Governing Law.
           --------------
     This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

     10.15 Counterparts.
           -------------

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     10.16 Arbitration.
           ------------

     Except as otherwise set forth in this Agreement, all disputes arising out of or under this Agreement shall be settled by arbitration in a location in the city of Atlanta, Georgia mutually acceptable to the Parties before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any of the Parties by giving written notice to each other than such dispute has been referred to arbitration under this Section 10.16. The arbitrator shall be selected by the joint agreement of the Parties, but if they do not so agree within twenty (20) days after the date of receipt of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the American Arbitration Association. In any such arbitration, the Georgia Rules of Evidence and the Georgia Rules of Civil Procedure shall apply. Any award rendered by the arbitrator shall be conclusive and binding upon the Parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reason for the award. This provision for arbitration shall be specifically enforceable by the Parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. The arbitrator shall assess, as part of his award to the prevailing Party, all or such part as the arbitrator deems proper of the arbitration expenses of the prevailing Party (including reasonable attorneys' fees) and of the arbitrator against the Party that is unsuccessful in such claim, defense or objection. The Parties shall have the right to seek enforcement of any such award provided pursuant to this Section 10.16 pursuant to Section 10.4 and Section 10.5 of this Agreement.


        [The Remainder of this Page has been Intentionally Left Blank]

     IN WITNESS WHEREOF, the Parties have executed, sealed and delivered this Agreement as of the date first written above.

                              Parent:

                              Southwest Water Company

                              By: /s/ Anton C. Garnier
                                 ---------------------------------------------
                                    Anton C. Garnier
                                    President and Chief Executive Officer

                              Purchaser:

                              OPT Acquisition Subsidiary, Inc.

                              By: /s/ Peter J. Moerbeek
                                 ---------------------------------------------
                                    Peter J. Moerbeek
                                    President

                              Company:

                              Operations Technologies, Inc.

                              By: /s/ Robert W. Monette
                                 ---------------------------------------------
                                    Robert W. Monette
                                    President

                              Monette:

                               /s/ Robert W. Monette
                              ------------------------------------------------
                              Robert W. Monette

                              Shareholder Trust:

                              Operations Technologies Shareholder Trust

                              By: /s/ Robert W. Monette
                                 ---------------------------------------------
                                    Robert W. Monette
                                    Trustee